Exhibit 10.6

CALL OPTION AGREEMENT

ON

[NAME OF BAKERY]

BETWEEN

[NAME OF OPERATOR]

AND

XINJIANG UNITED FAMILY TRADING CO., LTD

[Date of Agreement]

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “AGREEMENT”) is entered into as of [Date of Agreement] (“SIGNING DATE”) in Urumqi, Xinjiang, the People’s Republic of China (“CHINA” or the “PRC”) by and between the following Parties:

(1) [Name of Operator] (“Operator”), a Chinese citizen, and the sole operator of [Name of Bakery]

IDENTITY CARD NUMBER: [ID Card No. of Operator]

(2) XINJIANG UNITED FAMILY TRADING CO., LTD (“Xinjiang United Family”), a limited liability company legally established under the laws of PRC, REGISTERED ADDRESS: No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang, China, UNIFIED SOCIAL CREDIT CODE: [*].

(In this Agreement, Operator and Xinjiang United Family shall hereinafter be referred to as a “PARTY” individually, and collectively “PARTIES”.)

WHEREAS

1. [Name of Bakery] (“Bakery”) is an individually-owned business legally established and validly existing in China, mainly engaged in retailing the prepackaged food and bulk food with relevant authorization, with a food business permit, and [Name of Operator] is the sole operator of Bakery;

2. Operator intends to transfer to Xinjiang United Family/or any other entity/natural person designated by it, and Xinjiang United Family is willing to accept, all the assets in Bakery, to the extent not violating PRC Law.

3. In order to conduct the above transfer, Operator agrees to grant Xinjiang United Family an irrevocable call option for asset transfer (hereinafter collectively the “CALL OPTION”), under which and to the extent permitted by PRC Law, Operator shall on demand of Xinjiang United Family transfer the assets to Xinjiang United Family and/or any other entity or individual designated by it in accordance with the provisions contained herein.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

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ARTICLE 1 - DEFINITION

1.1 Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“PRC LAW” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“BAKERY” means [Name of Bakery], an individually-owned business legally established and validly existing in China, whose operator is [Name of Operator], and registered address is [Address of Bakery], the unified social code is [Unified Social Code of Bakery].

“CALL OPTION” shall mean the call option Operator grants to Xinjiang United Family for the purchase of Bakery’s assets, according to provisions and conditions of this Agreement.

“TRANSFERRED ASSET” shall mean the assets of Bakery which Xinjiang United Family has the right to require Operator to transfer to it or its designated entity or individual when Xinjiang United Family exercises its Transferred Asset Option in accordance with Article 3 herein, the amount of which may be all or part of Bakery’s assets and liabilities and the details of which shall be determined by Xinjiang United Family at its sole discretion in accordance with the then valid PRC Law and from its commercial consideration.

“EXERCISE OF OPTION” shall mean Xinjiang United Family exercising its Call Option.

“TRANSFER PRICE” shall mean all the consideration that Xinjiang United Family or its designated entity or individual is required to pay to Operator in order to obtain the Transferred Assets upon each Exercise of Option, as defined in Article 2.2 of this Agreement.

“BUSINESS PERMITS” shall mean any approvals, permits, filings, registrations which Bakery is required to have for legally and validly operating its businesses, including but not limited to the Business License of the Cooperate Legal Person, the Tax Registration Certificate and such other relevant licenses and permits as required by the then PRC Law.

“Bakery ASSETS” shall mean, in respect of any Bakery, all the tangible and intangible assets which such Operator owns or has the right to use during the term of this Agreement, including but not limited to any immoveable and moveable assets, and such intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights.

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“THE EXCLUSIVE SERVICE AGREEMENT” shall mean the Exclusive Service Agreement entered into between Operator and Xinjiang United Family dated [Date of Agreement].

“MATERIAL AGREEMENT” shall mean an agreement to which Operator is a party and which has a material impact on the businesses or assets of Bakery.

“CHINA” shall mean People’s Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region).

1.2 The references to any PRC Law (the “LAW”) herein shall be deemed:

(1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 - GRANT OF CALL OPTION

2.1 Operator agrees that Operator hereby exclusively, irrevocably, and without any additional conditions grants Xinjiang United Family with a Call Option, under which Xinjiang United Family shall have the right to require Operator to transfer the Transferred Asset to Xinjiang United Family or its designated entity or individual in such method as set out herein and as permitted by PRC Law. Xinjiang United Family also agrees to accept such a Call Option.

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2.2 In case of Xinjiang United Family exercising the Call Option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under PRC Law to effect such purchase to comply with such legal formalities shall be either canceled or returned to Xinjiang United Family immediately with no additional compensation to Operator. Operator hereby acknowledges the purpose of such provisions and hereby agrees and authorizes Xinjiang United Family to take any and all actions to effect such transaction and agrees irrevocably to execute any and all documents and instruments and authorizes Xinjiang United Family’s relevant officers to sign on his or her behalf and hereby gives Xinjiang United Family and any of its relevant officers a proxy to execute and deliver such documents and instruments to effect the purpose of this provision and hereby waives any defense or claim of causes of action to challenge or defeat this provision.

ARTICLE 3 - METHOD OF EXERCISE OF OPTION

3.1 To the extent permitted by PRC Law, Xinjiang United Family shall have the sole discretion to determine the specific time, method and times of its Exercise of Option.

3.2 On deciding each Exercise of Option, Xinjiang United Family shall issue to Operator a notice for exercising the Call Option (hereinafter the “EXERCISE NOTICE”, the form of which is set out as Appendix I hereto). Operator shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Asset in accordance with the Exercise Notice to Xinjiang United Family and/or other entity or individual designated by it.

3.3 Operator hereby undertakes and guarantees that once Xinjiang United Family issues the Exercise Notice:

(1) Operator shall immediately enter into an asset transfer agreement with Xinjiang United Family and/or other entity or individual designated by it;

(2) Operator shall provide Xinjiang United Family with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of Xinjiang United Family and of the laws and regulations, in order that Xinjiang United Family and/or other entity or individual designated by it may take all the Transferred Asset free from any legal defect.

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ARTICLE 4 - TRANSFER PRICE

4.1 Xinjiang United Family and other entity or individual designated by it shall pay the Transfer Price to Operator who has transferred the Transferred Equity. Xinjiang United Family shall have the right to elect to pay the purchase price by settlement of certain credits held by it or its affiliates to Operator.

4.2 If there exists any regulatory provision with respect to Transfer Price under the then PRC Law, Xinjiang United Family or its designated entity or individual shall be entitled to determine the lowest price permitted by PRC Law as the Transfer Price.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 Operator hereby represents and warrants as follows:

(1) Operator is a PRC citizen with full capacity, full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party;

(2) This Agreement is executed and delivered by Operator legally and properly;

(3) Operator is the enrolled legal owner of the Option Assets as of the effective date of this Agreement, and except the rights created by or disclosed in the Pledge Agreement entered into by Operator and Xinjiang United Family as of the same date with this Agreement, there is no lien, pledge, claim and other encumbrances and third party rights on the Option Assets;

(4) In accordance with this Agreement, Xinjiang United Family and/or other entity or individual designated by it may, after the Exercise of Option, obtain the proper title to the Transferred Assets free from any lien, pledge, claim and other encumbrances and third party rights;

(5) Operator has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein. The execution, delivery and performance of this Agreement, as well as completion of transaction, do not violate regulations of the PRC Law, or any binding agreement, contract or other arrangement made with any third party.

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5.2 Xinjiang United Family hereby represents and warrants as follows:

(1) Xinjiang United Family is a company with limited liability properly registered and legally existing under PRC Law, with an independent status as a legal person. Xinjiang United Family has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions;

(2) Xinjiang United Family has full power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein.

ARTICLE 6 - UNDERTAKINGS BY OPERATOR

Operator hereby individually undertakes within the term of this Agreement as follows:

6.1 Operator must ensure that Bakery would validly exist and prevent it from being terminated, liquidated or dissolved, and take all necessary measures to ensure that Bakery is able to obtain all the Business Permits necessary for its business in a timely manner and all the Business Permits remain in effect at any time.

6.2 Operator hereby individually undertakes within the term of this Agreement that without the prior written consent by Xinjiang United Family,

(1) shall not transfer or otherwise dispose of any Option Assets or create any encumbrance or other third party’s rights on any Option Assets;

(2) it shall not terminate or cause to terminate any Material Agreements entered into by Operator, or enter into any other Agreements in conflict with the existing Material Agreements;

(3) it shall not appoint or cancel or replace any management personnel of Bakery;

(4) it shall not individually or collectively cause Bakery to conduct any transactions that may substantively affect the asset, liability, business operation, equity structure, equity of a third party and other legal rights (except those occurring during the arm’s length operations or daily operation, or having been disclosed to and approved by Xinjiang United Family in writing);

(5) it shall ensure that Bakery shall not lend or borrow any money, or provide guarantee with Assets of Bakery or engage in security activities in any other forms, or bear any substantial obligations other than on the arm’s length basis.

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6.3 Operator hereby individually undertakes that it must make all its efforts during the term of this Agreement to develop the business of Bakery, and ensures that the operations of Bakery are legal and in compliance with the regulations and that it shall not engage in any actions or omissions which might harm the Assets of Bakery or its credit standing or affect the validity of the Business Permits of Bakery.

6.4 Without limiting the generality of Article 6.2 above, Operator undertakes to, within the term of this Agreement, make full and due performance of any and all of the obligations on the part thereof under the Operating Rights Proxy Agreement, and to procure the full and due performance of any and all of its obligations under the Exclusive Service Agreement and warrants that no adverse impact on exercising the rights under this Agreement by Xinjiang United Family will be incurred due to the breach by Operator of the Operating Rights Proxy Agreement or the Exclusive Service Agreement.

ARTICLE 7 - TAXATION

Each Party shall pay the due tax fees in relation to execution and performance of this Agreement respectively.

ARTICLE 8 - CONFIDENTIALITY

8.1 Notwithstanding the termination of this Agreement, Operator shall be obligated to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other parties and any unreleased information of which the performance result might be known to other parties (hereinafter collectively the “CONFIDENTIAL INFORMATION”).

8.2 Each Party shall not disclose the confidential information or provide any other party other than the Parties in this Agreement with any confidential information, unless with prior written consent of the other Party or in accordance with relevant laws, regulations or listing rules. Except for the purpose of performing its obligations under this Agreement, Operator shall not use or partly use such Confidential Information directly or indirectly, or it shall bear the default liability and indemnify the losses.

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8.3 Upon termination of this Agreement, each Party shall, upon demand by the Disclosing Party, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 - TERM OF AGREEMENT

9.1 The Parties hereby confirms, on execution by the Parties, this Agreement shall take effect irrevocably as of the date of formal execution by the Parties.

9.2 Unless the Parties otherwise make agreement on termination in writing, this Agreement shall terminate when all the Transferred Asset of Bakery is legally transferred under the name of Xinjiang United Family and/or other entity or individual designated by it in accordance with the provisions of this Agreement.

ARTICLE 10 – NOTICE

10.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

10.2 The above-mentioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

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ARTICLE 11 - LIABILITY FOR BREACH OF CONTRACT

11.1 The Parties agree and confirm that, if any party (hereinafter the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement, then non-defaulting Party shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:

(1) to terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or

(2) mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

11.2 Without limiting the generality of Article 11.1, any breach of the Operating Rights Proxy Agreement, the Pledge Agreement shall be deemed as having constituted the breach by Operator of this Agreement.

11.3 Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

ARTICLE 12 - GOVERNING LAW AND DISPUTE RESOLUTION

12.1 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to PRC Law.

12.2 Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to Urumqi Arbitration Commission in Urumqi for arbitration in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties.

12.3 Unless otherwise awarded by the arbitration commission, the losing party shall bear all the arbitration or prepaid expenses (including but not limited to arbitration expense, arbitrator and lawyer’s fee, travelling expense, etc.).

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ARTICLE 13 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Party by the force majeure event.

ARTICLE 14 – TRANSFER

14.1 Operator shall not assign any of its rights and/or obligations hereunder to any third party without the prior written consent from Xinjiang United Family. Xinjiang United Family has the right to assign its rights and/or obligations hereunder to the third party designated by it after notifying Operator.

14.2 As for transfer with the consent, this Agreement shall be binding on the legal successors of the Parties.

ARTICLE 15 - SEVERABILITY

Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

ARTICLE 16 - AMENDMENT AND SUPPLEMENT

Any amendment or supplement to this Agreement shall be made in writing and take effect as part of this Agreement when properly signed by the Parties, which shall have the same legal effect as this Agreement.

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ARTICLE 17 - TEXT

This Agreement shall be prepared in the English language in two (2) original copies, with each involved Party holding one (1) copy hereof. Each original copy has the same legal effect.

ARTICLE 18 - MISCELLANEOUS

18.1 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

18.2 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

[THE REMAINDER IS THE SIGNATURE PAGE]

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IN WITNESS HEREOF, the following Parties have caused this Call Option Agreement to be executed as of the date and in the place first here above mentioned.

[Name of Operator]

Signature by:	/s/ [Name of Operator]

Xinjiang United Family Trading Co., Ltd (Company chop)

Signed by:	/s/ Baolin Wang
Name:	Baolin Wang
Position:

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APPENDIX I:

FORMAT OF THE OPTION EXERCISE NOTICE

To:

As our company and you signed an Call Option Agreement as of [Date of Agreement] (hereinafter the “OPTION AGREEMENT”), and reached an agreement that you shall transfer the assets you hold in [Name of Bakery] (hereinafter the “BAKERY”) to our company or any third parties designated by our company on demand of our company to the extent as permitted by PRC Law and regulations.

Therefore, our company hereby gives this Notice to you as follows:

Our company hereby requires to exercise the Call Option under the Option Agreement and [our company]/[company/individual designated by our company] shall accept the assets of the Bakery you hold. You is required to forthwith transfer all the Proposed Accepted Assets to [our company]/[designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

XINJIANG UNITED FAMILY CO., LTD. (Chop)

Authorized Representative:

Date:

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Schedule of Material Differences

One or more person signed a call option agreement under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Bakery	Name of Operator	Date of Agreement	ID Card No. of Operator	Address of Bakery	Unified Social Code of Bakery
1.	Urumqi Midong District George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East St., Gaoxin Dist., Urumqi, Xinjiang	[*]
2.	Shayibake District Yining Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Store 1F1037, Shopping Center, Dehui Wanda Plaza, No. 405, Yining Rd., Shaybak Dist., Urumqi, Xinjiang	[*]
3.	Changji George Chanson Youhao Supermarket Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, Jianguo West Rd., Changji, Changji Prefecture, Xinjiang (Building 46, 2nd Hill, area 125)	[*]
4.	Changji George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Huijia Times, 198 Yanan North Rd., Changji, Changji Prefecture, Xinjiang	[*]
5.	Tianshan District Xinhua North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Shopping Square, Hongshan Xinshiji, No. 38 North Xinhua Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
6.	Shayibake District Youhao South Rd. Chanson Bakery Store	Gang Li	May 2, 2020	[*]	1/F, Friendly, Baisheng, No. 668, Youhao South Rd., Shaibuk Dist., Urumqi, Xinjiang	[*]

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7.	Shayibake District Pingding Shandong No.2 Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	7 1-3 Shop, No. 7 Pingdingshan Second Rd., Shaibak Dist., Urumqi, Xinjiang	[*]
8.	Tianshan District Xinmin Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	Shop No. 2, Rongsheng Garden, No. 81 Xinmin Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
9.	Tianshan District Minzhu Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, No. 148 Minzhu Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
10.	Tianshan District Jianquan No. 3 Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 215, Jianquan No. 3 Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
11.	Tianshan District Jiefang North Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 222, Jiefang North Rd., Tianshan Dist., Urumqi, Xinjiang 1F-2B	[*]
12.	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Gang Li	May 2, 2020	[*]	1-43, Longhai Commercial Building, 499 Kashi West Rd., Urumqi Economic and Technological Development Zone, Xinjiang	[*]
13.	Xinshi District Liyushan South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 66 Liyushan South Rd., Xinshi Area, Urumqi, Xinjiang	[*]
14.	Xinshi District Changchun South Rd. George Chanson Bakery	Gang Li	May 2, 2020	[*]	1st FL, Youhaoshishang Shopping Center, No. 136 Changchun South Rd., East First Lane, Gaoxin Dist., Urumqi, Xinjiang	[*]
15.	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Gang Li	May 2, 2020	[*]	3rd FL, Huijia Times, No. 147 Beijing Middle Rd., Xinshi Dist., Urumqi, Xinjiang	[*]

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16.	Xinshi District Suzhou East Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 118, 1st FL, Baishang Shopping Center, 255 Suzhou East Street, Gaoxin Dist., Urumqi, Xinjiang	[*]
17.	Xinshi District Suzhou Rd. Xiaoxigou Chanson Bakery	Gang Li	May 2, 2020	[*]	Store No. 53, Xiaoxigou Pedestrian St., Suzhou Rd., Xincheng Dist., Urumqi, Xinjiang	[*]
18.	Xinshi District South No. 3 Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	No. 169, Nanwei San Rd., Gaoxin Dist., Urumqi, Xinjiang	[*]
19.	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Gang Li	May 2, 2020	[*]	No. 26 Culture Road, Tianshan District, Urumqi, Xinjiang	[*]
20.	Shayibake District Youhao South Rd. Chanson Bakery	Gang Li	May 2, 2020	[*]	1F4, No. 23 Youhao South Rd., Shayibake Dist., Urumqi, Xinjiang	[*]
21.	Tianshan District Xingchenhui Chanson Bakery	Gang Li	May 2, 2020	[*]	A07.08, Meishi St., Taigu Town, OL Xingchenhui, No. 139 Xinhua North Rd., Tianshan Dist., Urumqi, Xinjiang	[*]
22.	Shuimogou District South Nanhu Road George Chanson Bakery	Gang Li	June 17, 2020	[*]	1F, No. 68 Nanhu Rd., Shuimogou Dist., Urumqi, Xinjiang	[*]
23.	Shihezi Hemeijia Bakery No.1	Hui Wang	May 2, 2020	[*]	Youhaoshishang Shopping Center, 91 Beishsan Rd., 40 Dist., Shihezi, Xinjiang	[*]

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